Exhibit 5.1

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939  •  FACSIMILE: +1.216.579.0212

February 24, 2015

Sprint Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

Re:	$1,500,000,000 aggregate principal amount of 7.625% Notes due 2025 of Sprint Corporation

Ladies and Gentlemen:

We are acting as counsel for Sprint Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale of $1,500,000,000 aggregate principal amount of the Company’s 7.625% Notes due 2025 (the “Notes”), pursuant to the Underwriting Agreement, dated February 19, 2015, entered into by and among the Company, Sprint Communications, Inc., a Kansas corporation (the “Guarantor”) and Citigroup Global Markets Inc., acting as representative of the several underwriters named therein. The Notes are being issued pursuant to the Indenture, dated as of September 11, 2013 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of February 24, 2015 (the “Supplemental Indenture”), by and among the Company, the Guarantor and the Trustee (the Base Indenture as supplemented by the Supplemental Indenture being referred to herein together as the “Indenture”). The Company’s obligations under the Notes are being guaranteed by the Guarantor (the “Guarantee”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Notes constitute valid and binding obligations of the Company.

2. The Guarantee constitutes a valid and binding obligation of the Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

For purposes of the opinions expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture and that the Indenture is a valid, binding and enforceable obligation of the Trustee and (ii) the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture.

ALKHOBAR  •  AMSTERDAM  •  ATLANTA  •  BEIJING  •   BOSTON  •  BRUSSELS  •  CHICAGO  •  CLEVELAND  •  COLUMBUS  •  DALLAS

DUBAI  •  DÜSSELDORF  •  FRANKFURT  •  HONG KONG   •  HOUSTON  •  IRVINE  •  JEDDAH  •  LONDON  •  LOS ANGELES  •  MADRID

MEXICO CITY  •  MIAMI  •  MILAN  •  MOSCOW  •   MUNICH  •  NEW YORK  •  PARIS  •  PERTH  •  PITTSBURGH  •  RIYADH  •  SAN DIEGO

SAN FRANCISCO  •  SÃO PAULO  •  SHANGHAI  •   SILICON VALLEY  •  SINGAPORE  •  SYDNEY  •  TAIPEI  •  TOKYO  •  WASHINGTON

Sprint Corporation

February 24, 2015

For the purposes of our opinions set forth in paragraph 2 above, we have further assumed that (a) the Guarantor is a corporation existing and in good standing under the laws of the State of Kansas; (b) the Indenture and the Guarantee (i) have been authorized by all necessary corporate action of the Guarantor and (ii) have been executed and delivered by the Guarantor under the laws of the State of Kansas; and (c) the execution, delivery, performance and compliance with the terms and provisions of the Indenture and the Guarantee by the Guarantor does not violate or conflict with the laws of the State of Kansas, the provisions of the Amended Articles of Incorporation of the Guarantor, the Amended and Restated Bylaws of the Guarantor or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Guarantor or its properties.

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Guarantor. The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (Reg. No. 333-202170) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day